Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2016 Results

Financial Highlights

•	Achieved strong fourth-quarter net sales at the top end of our guidance

•	Fourth-quarter net income of $17 million; non-GAAP net income of $102 million

•	Fourth-quarter adjusted EBITDA increased 18% year-over-year to $179 million; and adjusted EBITDA margin expanded 310 basis points to 19.0%

•	$382 million repayment of debt principal in 2016

•	Generated $372 million of cash from operations and $295 million of free cash flow in 2016

Lincolnshire, Ill., Feb. 23 2017 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in providing solutions and services that give enterprises real-time visibility into their operations, today announced results for the fourth quarter and full year ended December 31, 2016.

“We delivered solid fourth-quarter and full-year results, driven largely by strong demand for our innovative solutions. We returned to organic sales growth, expanded gross margin and reduced operating expenses, resulting in a significant improvement in profitability. We also continued to realize working capital efficiencies and divested the non-core wireless LAN business, enabling Zebra to exceed our debt reduction goals,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “I’m proud of our teams for a strong finish to the year and success in extending Zebra’s leadership in the markets we serve. Zebra is well positioned to continue to deliver visibility solutions for the smarter enterprise and drive shareholder value.”

$ in millions, except per share amounts	4Q16	4Q15	Change	FY16	FY15	Change
Select reported measures:
Net sales	$942	$951	(0.9)%	$3,574	$3,650	(2.1)%
Gross profit	432	428	0.9%	1,642	1,644	(0.1)%
Net income (loss)	17	(28)	160.7%	(137)	(158)	13.3%
Net earnings (loss) per diluted share	$0.34	$(0.53)	164.2%	$(2.65)	$(3.10)	14.5%

Select Non-GAAP measures:
Adjusted net sales	$944	$955	(1.2)%	$3,584	$3,666	(2.2)%
Organic net sales growth			3.5%			0.4%
Adjusted gross profit	435	432	0.7%	1,654	1,667	(0.8)%
Adjusted gross margin	46.1%	45.2%	90 bps	46.1%	45.5%	60 bps
Adjusted EBITDA	179	152	17.8%	628	595	5.5%
Adjusted EBITDA margin	19.0%	15.9%	310 bps	17.5%	16.2%	130 bps
Non-GAAP net income	$102	$68	50.0%	$293	$265	10.6%
Non-GAAP earnings per diluted share	$1.93	$1.30	48.5%	$5.60	$5.08	10.2%

Reported (GAAP) results
GAAP net sales were $942 million in the fourth quarter of 2016 compared to $951 million in the fourth quarter of 2015. Fourth quarter 2016 gross profit was $432 million compared to $428 million in the comparable prior year period. Net income for the fourth quarter of 2016 was $17 million, or $0.34 per diluted share, compared with a net loss of $28 million, or $0.53 per diluted share, for the fourth quarter of 2015.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $944 million in the fourth quarter of 2016 compared to $955 million in the fourth quarter of 2015. Consolidated organic net sales growth for the fourth quarter was 3.5%. Net sales in the Enterprise segment were $617 million in the fourth quarter of 2016, compared with $635 million in the fourth quarter of 2015. Legacy Zebra segment adjusted net sales were $327 million in the fourth quarter of 2016 compared to $320 million in the fourth quarter of 2015. On a constant currency basis, and excluding purchase accounting adjustments, fourth-quarter year-over-year adjusted net sales grew approximately 3% in the Legacy Zebra segment and declined approximately 1% in the Enterprise segment. Sales results from the divested wireless LAN business negatively impacted sales growth in the Enterprise segment by approximately 5 percentage points.

Adjusted gross margin for the quarter was 46.1%, compared to 45.2% in the prior year period. The increase was primarily due to lower service and product costs. Adjusted operating expenses for the fourth quarter were $275 million compared to $299 million in the prior year period due to lower sales and marketing and research and development expenses, as well as the divestiture of the wireless LAN business in October 2016.

Adjusted EBITDA for the fourth quarter of 2016 was $179 million, or 19.0% of adjusted net sales compared to $152 million, or 15.9% of adjusted net sales for the fourth quarter of 2015, primarily due to higher gross margins and lower operating expenses.

Non-GAAP net income for the fourth quarter of 2016 was $102 million, or $1.93 per diluted share, compared with $68 million, or $1.30 per diluted share, for the fourth quarter of 2015.

Tax adjustments and changes in profitability mix by jurisdiction had an approximate $0.16 positive impact to non-GAAP earnings per share in the fourth quarter of 2016.

Balance Sheet and Cash Flow
As of December 31, 2016, the company had cash and cash equivalents of $156 million and total long-term debt of $2.6 billion.

Free cash flow was $99 million and $295 million in the fourth quarter and full year of 2016, respectively.

For the fourth quarter of 2016, the company generated $127 million of cash flow from operations and incurred capital expenditures of $28 million. Also, in the fourth quarter Zebra received $39 million of net cash proceeds from the divestiture of the wireless LAN business. The company made $147 million in term loan principal payments and $59 million in scheduled cash interest payments in the fourth quarter.

For the year 2016, the company generated $372 million of cash flow from operations and incurred capital expenditures of $77 million. The company made $382 million in term loan principal payments and $180 million in scheduled cash interest payments during the full year.

Outlook
Mr. Gustafsson added, “Zebra entered 2017 with an unmatched portfolio of innovative solutions, a solid backlog, and a healthy pipeline of opportunities to drive profitable sales growth. Additionally, we are committed to further deleveraging our capital structure and are on track to exceed our two-year debt paydown target of $650 million.”

First Quarter 2017
The company expects first-quarter 2017 adjusted net sales to change approximately (2)% to 1% from adjusted net sales of $852 million in the first quarter of 2016. The company expects organic net sales growth of approximately 3% to 6% in the first quarter. This expectation excludes a 4 percentage point adverse impact from wireless LAN business sales, as well as an estimated 1 percentage point adverse impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 17% for the first quarter 2017, an improvement from the prior year period. Non-GAAP earnings per diluted share are expected to increase from the prior year period to be in the range of $1.20 to $1.40, assuming an effective tax rate in the low- to mid-20% range.

Full Year 2017
The company expects low-single digit organic net sales growth for the full year 2017, excluding a 3 percentage point adverse impact from wireless LAN business sales, as well as an estimated 1 percentage point adverse impact from foreign currency translation. The company expects organic net sales growth to moderate through 2017 considering year-over-year comparisons.

Adjusted EBITDA margin is expected to be in the range of 18% to 19% for the full year 2017, an improvement compared to the full year 2016.

For the full year 2017, the company expects to make debt principal payments totaling at least $300 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the fourth quarter and full year of 2016. The conference call will be held today, Thursday, Feb. 23, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra
With the unparalleled visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information - gleaned from visionary solutions including hardware, services and software - give organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” “adjusted operating expenses,” and “constant currency.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain constant currency financial information to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the Company excludes the impact of its foreign currency hedging program in both the current year and prior year periods The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors:    Media:
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions, except share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$156	$192
Accounts receivable, net	625	671
Inventories, net	345	397
Income tax receivable	32	4
Prepaid expenses and other current assets	64	70
Total Current assets	1,222	1,334
Property, plant and equipment, net	292	298
Goodwill	2,458	2,490
Other intangibles, net	480	757
Long-term deferred income taxes	113	70
Other long-term assets	67	91
Total Assets	$4,632	$5,040
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$413	$289
Accrued liabilities	323	367
Deferred revenue	191	197
Income taxes payable	22	42
Total Current liabilities	949	895
Long-term debt	2,648	3,012
Long-term deferred tax liability	3	1
Long-term deferred revenue	124	124
Other long-term liabilities	116	115
Total Liabilities	3,840	4,147
Stockholders’ Equity:
Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $0.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	210	194
Treasury stock at cost, 19,267,269 and 19,990,006 shares at December 31, 2016 and December 31, 2015, respectively	(614)	(631)
Retained earnings	1,240	1,377
Accumulated other comprehensive loss	(45)	(48)
Total Stockholders’ Equity	792	893
Total Liabilities and Stockholders’ Equity	$4,632	$5,040

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions, except share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales:
Net sales of tangible products	$815	$826	$3,056	$3,131
Revenue from services and software	127	125	518	519
Total Net sales	942	951	3,574	3,650
Cost of sales:
Cost of sales of tangible products	429	433	1,593	1,629
Cost of services and software	81	90	339	377
Total Cost of sales	510	523	1,932	2,006
Gross profit	432	428	1,642	1,644
Operating expenses:
Selling and marketing	107	127	444	494
Research and development	92	98	376	394
General and administrative	82	80	307	283
Amortization of intangible assets	51	60	229	251
Acquisition and integration costs	27	51	125	145
Impairment of goodwill and other intangibles	—	—	62	—
Exit and restructuring costs	2	5	19	40
Total Operating expenses	361	421	1,562	1,607
Operating income	71	7	80	37
Other expenses:
Foreign exchange loss	(1)	(1)	(5)	(23)
Interest expense, net	(48)	(49)	(193)	(193)
Other, net	(2)	—	(11)	(1)
Total Other expenses	(51)	(50)	(209)	(217)
Income (loss) before income taxes	20	(43)	(129)	(180)
Income tax expense (benefit)	3	(15)	8	(22)
Net income (loss)	$17	$(28)	$(137)	$(158)
Basic earnings (loss) per share	$0.34	$(0.53)	$(2.65)	$(3.10)
Diluted earnings (loss) earnings per share	$0.34	$(0.53)	$(2.65)	$(3.10)
Basic weighted average shares outstanding	51,792,228	51,207,102	51,579,112	50,996,297
Diluted weighted average and equivalent shares outstanding	52,573,283	51,207,102	51,579,112	50,996,297

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In millions)

	Twelve Months Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net loss	$(137)	$(158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	304	320
Impairment of goodwill, intangibles and other assets	69	—
Amortization of debt issuance cost and discount	23	16
Share-based compensation	27	31
Excess tax benefit from share-based compensation	(3)	(12)
Deferred income taxes	(44)	(142)
Unrealized gain on forward interest rate swaps	—	(4)
Other	3	14
Changes in operating assets and liabilities:
Accounts receivable, net	34	2
Inventories, net	34	(13)
Other assets	7	(7)
Accounts payable	125	(21)
Accrued liabilities	(29)	(5)
Deferred revenue	7	16
Income taxes	(41)	47
Other operating activities	(7)	26
Net cash provided by operating activities	372	110
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(52)
Purchases of property, plant and equipment	(77)	(122)
Proceeds for the sale of a business	39	—
Proceeds from the sale of long-term investments	—	3
Purchases of long-term investments	(1)	(1)
Purchases of investments and marketable securities	—	(1)
Proceeds from sales of investments and marketable securities	—	25
Net cash used in investing activities	(39)	(148)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	102	—
Payment of long-term debt	(484)	(165)
Proceeds from exercise of stock options and stock purchase plan purchases	11	17
Taxes paid related to net share settlement of equity awards	(8)	(13)
Excess tax benefit from share-based compensation	3	12
Net cash used in financing activities	(376)	(149)
Effect of exchange rate changes on cash	7	(15)
Net decrease in cash and cash equivalents	(36)	(202)
Cash and cash equivalents at beginning of year	192	394
Cash and cash equivalents at end of year	$156	$192
Supplemental disclosures of cash flow information:
Income taxes paid	$81	$38
Interest paid	$180	$183

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL SALES INFORMATION
(UNAUDITED)
(In millions)
REPORTED NET SALES BY PRODUCT CATEGORY

	Three Months Ended
	December 31, 2016	December 31, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Product category
Hardware	$747	$762	(2.0)	79.3	80.2
Supplies	68	65	4.6	7.2	6.8
Service and software	127	124	2.4	13.5	13.0
Total Net sales	$942	$951	(0.9)	100.0	100.0

	Twelve Months Ended
	December 31, 2016	December 31, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Product category
Hardware	$2,778	$2,863	(3.0)	77.7	78.5
Supplies	278	268	3.7	7.8	7.3
Service and software	518	519	(0.2)	14.5	14.2
Total Net sales	$3,574	$3,650	(2.1)	100.0	100.0
REPORTED NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
	December 31, 2016	December 31, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Geographic region
Europe, Middle East and Africa	$299	$324	(7.7)	31.7	34.1
Latin America	61	55	10.9	6.5	5.8
Asia-Pacific	118	118	0.0	12.5	12.4
Total International	478	497	(3.8)	50.7	52.3
North America	464	454	2.2	49.3	47.7
Total Net sales	$942	$951	(0.9)	100.0	100.0

	Twelve Months Ended
	December 31, 2016	December 31, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Geographic region
Europe, Middle East and Africa	$1,138	$1,194	(4.7)	31.8	32.7
Latin America	214	219	(2.3)	6.0	6.0
Asia-Pacific	483	463	4.3	13.5	12.7
Total International	1,835	1,876	(2.2)	51.3	51.4
North America	1,739	1,774	(2.0)	48.7	48.6
Total Net sales	$3,574	$3,650	(2.1)	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(UNAUDITED)
(In millions, except share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income (loss)	$17	$(28)	$(137)	$(158)
Adjustment to Net sales(1)
Purchase accounting adjustments	2	4	10	16
Total adjustment to Net sales	2	4	10	16
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	—	—	4
Share-based compensation	1	—	2	3
Total adjustments to Cost of sales	1	—	2	7
Adjustments to Operating expenses(1)
Amortization of intangible assets	51	60	229	251
Acquisition and integration costs	27	51	125	145
Impairment of goodwill and other intangibles	—	—	62	—
Share-based compensation	6	6	26	30
Exit and restructuring costs	2	5	19	40
Total adjustments to Operating expenses	86	122	461	466
Adjustments to Other expenses(1)
Amortization of debt issuance cost and discount	7	4	23	16
Impairment of cost-based investments	2	—	7	—
Foreign exchange loss	1	1	5	23
Forward interest rate swaps loss (gain)	2	—	—	(4)
Total adjustments to Other expenses	12	5	35	35
Income tax effect of adjustments
Income tax expense (benefit)	3	(15)	8	(22)
Tax-effect of Non-GAAP items(2)	(19)	(20)	(86)	(79)
Total income tax effect of adjustments	(16)	(35)	(78)	(101)
Total adjustments	85	96	430	423
Non-GAAP Net income	$102	$68	$293	$265

GAAP earnings (loss) per share
Basic	$0.34	$(0.53)	$(2.65)	$(3.10)
Diluted	$0.34	$(0.53)	$(2.65)	$(3.10)
Non-GAAP earnings per share
Basic	$1.96	$1.32	$5.67	$5.19
Diluted	$1.93	$1.30	$5.60	$5.08

Basic weighted average shares outstanding	51,792,228	51,207,102	51,579,112	50,996,297
Diluted weighted average and equivalent shares outstanding	52,573,283	51,978,081	52,259,157	52,096,036

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)

	Three Months Ended		Twelve Months Ended
EBITDA Reconciliation	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Operating income	$71	$7	$80	$37

Depreciation	19	19	75	69
Amortization of intangible assets	51	60	229	251
EBITDA (Non-GAAP)	141	86	384	357

Adjustments to Net sales
Purchase accounting adjustments	2	4	10	16
Total adjustments to Net sales	2	4	10	16
Adjustments to Cost of sales
Purchase accounting adjustments	—	—	—	4
Share-based compensation	1	—	2	3
Total adjustments to Cost of sales	1	—	2	7
Adjustments to Operating expenses
Acquisition and integration costs	27	51	125	145
Impairment of goodwill and other intangibles	—	—	62	—
Share-based compensation	6	6	26	30
Exit and restructuring costs	2	5	19	40
Total adjustments to Operating expenses	35	62	232	215
Total adjustments to EBITDA	38	66	244	238

Adjusted EBITDA (Non-GAAP)	$179	$152	$628	$595

Operating income % of GAAP Net sales	7.5%	0.7%	2.2%	1.0%
Adjusted EBITDA % of Non-GAAP sales	19.0%	15.9%	17.5%	16.2%

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)
ORGANIC NET SALES GROWTH

Three Months Ended December 31, 2016
Reported Net sales decline	(0.9)%
Adjustments:
Purchase accounting adjustments	(0.2)%
Impact of wireless LAN Net sales(1)	3.2%
Impact of foreign currency translation(2)	1.4%
Organic Net sales growth	3.5%

Twelve Months Ended December 31, 2016
Reported Net sales decline	(2.1)%
Adjustments:
Purchase accounting adjustments	(0.2)%
Impact of wireless LAN Net sales(1)	1.4%
Impact of foreign currency translation(2)	1.3%
Organic Net sales growth	0.4%

(1) The company sold the wireless LAN business in October 2016. We are excluding the impact of the net sales of this business in both the current and prior year periods when computing organic net sales growth.

(2) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. We use the term “constant currency” to represent certain results that have been adjusted to exclude the estimated impact of exchange rate fluctuations for certain foreign currencies. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

NET SALES BY SEGMENT

	Three Months Ended
	December 31, 2016	December 31, 2015	Percent Change
Enterprise	$617	$635	(2.8)
Legacy Zebra	327	320	2.2
Adjusted net sales	944	955	(1.2)
Purchase accounting adjustments	(2)	(4)
Net sales	$942	$951	(0.9)

	Twelve Months Ended
	December 31, 2016	December 31, 2015	Percent Change
Enterprise	$2,337	$2,380	(1.8)
Legacy Zebra	1,247	1,286	(3.0)
Adjusted net sales	3,584	3,666	(2.2)
Purchase accounting adjustments	(10)	(16)
Net sales	$3,574	$3,650	(2.1)

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)
FREE CASH FLOW

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net cash provided by (used in) operating activities	$127	$(6)	$372	$110
Less: Purchases of property, plant and equipment	(28)	(35)	(77)	(122)
Free cash flow(1)	$99	$(41)	$295	$(12)

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.